Exhibit 10.3

Purchase Contract of Medicine Materials

Contract No.:XA015
Party A: Xi’an Qinba Pharmaceuticals Co., Ltd. Xi’an Branch

Party B: Shaanxi Qiangli Technology Co., Ltd.

The parties hereto, in accordance with Contract Law of the People's Republic of China, through amicable negotiations, sign this contract.

I. Goods name, quantity & price, etc. (Please refer to Appendix 1)

The agreed goods unit price in this contract contains whole expenses incurred from goods purchase and after-sale service, including, but not limited to transportation expenses, insurance expenses, unloading expenses, ancillary data expenses, package probationary expenses, expenses of reagent consumables materials during inspection and acceptance, compulsive inspection expenses from third party supervision and inspection organization, training expenses, and after-sale service expenses, and etc. Goods unit price of settlement may be fluctuated ±between 10%~15% in accordance with market price after negotiation during the implementation of this contract, settlement quantity is decided by specific using quantity of Party B; purchased goods variety is not limited to the varieties listed in this contract, unit price is upon both parties’ negotiation according to market price, except that altered by both parties in written form.

II. Requirements of goods quality

1.
Goods provided by Party B shall corresponds with national standard of the People's Republic of China, industry standard, local standard, product quality standard of goods manufacturer, relevant technical specifications formulated by related departments, quality status and functional performance stated in product instructions.

2.	Goods provided by Party B shall be brand-new, equipped with certificate of inspection, and from legal supplying channel.
3.	Goods provided by Party B shall meet the following technical indications and parameters: requirements in notice documents, product instructions; refer to appendix; descriptions here

III. Goods Delivery & Acceptance

1.	Delivery place(detailed) and date: the specified place in Party A’s notice document
2.	Party B shall supply Party A with the corresponding and complete technical documents of the goods under this contract.
3.	Party B shall guarantee that goods package meets the requirements of transportation, and to protect goods from being rusted, destroyed or loss in transportation process.
4.
Party B is responsible for transporting and delivering goods to Party A at the agreed place, and shall pay all the costs incurred from transportation, this includes, but not limited to, transportation expenses, insurance expenses, unloading expenses, and so on.

5.
After the delivery, Party A shall inspect and accept goods within 10 days. Inspection and acceptance content shall includes, but not limited to: (1) specifications, quantity and appearances; (2) the attached technical documents of goods; (3) goods components and configuration; (4) goods functions, performance and various technical parameters and standards.

6.	Inspection and acceptance standards: the specifications under this contract the delivery sample under notice document (if available )

7.	Where Party A accepts all the purchased goods, Party A shall confirm and issue Certificate of Approval, then it can be regarded as qualified.
8.
Where Party A finds that goods are not in accordance with the agreement, Party A shall have the right to reject goods and issue Notice of Rejection within 5 days. Party B shall re-supply goods in accordance with the agreement within 3 days; otherwise, Party B will be regarded as delay delivery.

9.
Where Party B holds different opinion on the inspection result, Party B may delegate commodity inspection department where Party A is governed to recheck. If recheck result shows that goods is not in accordance with the agreement, then the recheck fees shall be paid by Party B; if recheck result shows that goods is in accordance with the agreement, then the recheck fees shall be paid by Party A.

IV. Payment

The fees shall be paid in full amount within 60 days after goods are accepted as qualified.(applicable for total amount less than RMB　100,000 Yuan)

V. After-sale service terms shall be decided upon both parties’ negotiation.

VI. Liability for breach of contract:

1.
Both parties shall implement this contract, any party which could not fulfill its duty shall undertake liability for breach. Breaching party shall undertake the loss incurred to observant party, it includes, but not limited to, direct economic loss, indirect economic loss, and attorney fees, travel fees as well as transportation fees incurred from observant party to investigate responsibility.

2.
Where goods supplied by Party B is not in accordance with the agreement, and will not exchange goods, Party A has right to reject to accept, and Party B shall pay Party A penalty fees equal to 5% of total payment.

3.	Party A rejects to receive goods with due reason, Party A shall pay Party B penalty fees equal to 5% of total payment.
4.	For Party B’s delay delivery, it shall pay Party A penalty fees equal to 3‰ of total payment.Where delay period exceeds 5 days, purchaser has right to terminate contract.

VII. Assumption of risk

1.	The risk of goods destroy or loss, Party B shall undertake before Party A’s inspection and acceptance, Party A shall undertake the risk after inspection and acceptance.
2.	Where Party A rejects to accept goods or terminate contract due to goods quality not in accordance with the contract, Party B shall undertake the risk of goods destroy or loss
3.	Where Party A undertakes the risk of goods destroy or loss, and it doesn’t influence Party B to fulfill its duty, Party A shall requires Party B to undertake the breaching liability.
4.
Where Party B undertakes the risk of goods destroy or loss, if goods are destroyed or lost, Party B shall re-supply goods in accordance with the contract within 3  days, otherwise, Party B will be regarded as delay delivery.

5.	Where Party A undertakes the risk of goods destroy or loss, it won’t exempt Party A from payment.

VIII. Disputes arising from this contract shall be settled through both parties’ negotiations, if it can’t be settled through negotiations, they can sue for court located in the signing place.

IX. This contract is in quintuplicate(Party A’s functional departments keep 2 for record, user keeps 1, Party B keeps 2), each of them is regarded as original with the same legal effects. For other terms not mentioned, they should be solved by negotiation of both parties.

Party A (seal):	Party B (seal):
Authorized Representative (signature) Ping Guo	Authorized Representative(signature) Yuanxiang Feng
Date: December 27	Date:

Appendix 1

Drug Purchaing Contract Attachment
Purchase List

Vendee.	Xi'an Qinba Pharmaceutical Co., Ltd.
Vendor.	Shaanxi Qiangli Technology Co., Ltd.

CN	Name	Unit	Price	Amount
01001	Sucrose	kg	2.8000	1,273,438	Atmost/Year
01012	Magnesium Stearate	kg	14.5300	875	Atmost/Year
01226	Caramel Color Agent	kg	9.0000	625	Atmost/Year
01110	Active Carbon	kg	7.9600	325	Atmost/Year
01027	Waxberry Essence	kg	16.6853	188	Atmost/Year
01083	Hydrochloric Acid	kg	0.1280	23,750	Atmost/Year
01026	Almond Flavour	kg	3.5100	63	Atmost/Year
01025	Cologne Glue Essence	kg	18.1730	3,575	Atmost/Year
01029	Vanilla Extract	kg	25.5206	425	Atmost/Year
01052	Carboxyrnethyl Starch Sodium	kg	10.0619	1,438	Atmost/Year
01002	Color Agent	kg	86.0043	88	Atmost/Year
01028	Mulberry Seed Essence	kg	17.5000	438	Atmost/Year
01081	Lappaconitine Hydrobromide	kg	21,596.3200	13	Atmost/Year
01057	Hydroxypropyl Methylcellulose	kg	24.7011	938	Atmost/Year
01039	Isinglass	kg	20.0000	3,438	Atmost/Year
01040	Ammonium Chloride	kg	8.1280	3,750	Atmost/Year
01163	Film Coating(Green)	kg	108.9700	250	Atmost/Year
01041	Calcium Phosphate Secondary	kg	9.8078	5,938	Atmost/Year
01186	Kollidon(PVP)	kg	17.0000	250	Atmost/Year
01114	Orange Essence	kg	15.4280	813	Atmost/Year
01115	Trimethoprim	kg	98.0900	4,063	Atmost/Year
01058	Frenche Chalk	kg	2.0400	39,375	Atmost/Year
01036	Dextrine	kg	2.0000	29,250	Atmost/Year
01050	Citric Acid	kg	10.5000	1,250	Atmost/Year
01054	Sodium Citrate	kg	10.5000	1,188	Atmost/Year
01042	Paracetanol	kg	16.7093	15,625	Atmost/Year
01037	Starch	kg	2.6188	90,938	Atmost/Year
01172	Propanediol	kg	16.8493	6,875	Atmost/Year
01105	Sodium Benzoate	kg	20.4000	4,925	Atmost/Year
01104	Benzoate	kg	14.5000	1,250	Atmost/Year
01117	Film Coating Agent	kg	3.5000	1,500	Atmost/Year
01164	Film Coating Agent (Yellow)	kg	141.6695	1,250	Atmost/Year
01165	Film Coating Agent (White)	kg	49.5318	2,188	Atmost/Year
01024	Ethanol	kg	4.3588	821,688	Atmost/Year
01183	50% Ethanol	kg	2.8000	9,375	Atmost/Year

01119	Inosine	kg	44.4400	2,188	Atmost/Year
01217	Phosphoric Acid	kg	0.0130	177,500	Atmost/Year
01178	Caffeine	kg	51.0103	500	Atmost/Year
01222	Immature Bitter Orange	kg	4.2735	36,250	Atmost/Year
01122	Lemon Extract	kg	49.5725	50	Atmost/Year
01181	Dexamethasone Sodium Phosphate	kg	6,153.8400	25	Atmost/Year
01033	Niacinamide	kg	61.5375	100	Atmost/Year
01212	Cysteine hydrochloride	kg	20.0000	13	Atmost/Year